Exhibit B

LETTER OF TRANSMITTAL

TO TENDER ELIGIBLE OPTIONS TO PURCHASE
SHARES OF COMMON STOCK OF
A. M. CASTLE & CO.
GRANTED UNDER THE
A. M. CASTLE & CO. 2000 RESTRICTIVE STOCK AND STOCK OPTION PLAN
AND A. M. CASTLE & CO. 1996 RESTRICTIVE STOCK AND STOCK OPTION PLAN FOR
NEW OPTIONS GRANTED UNDER SUCH PLANS
PURSUANT TO THE OFFER TO EXCHANGE DATED
FEBRUARY 28, 2002

THE OFFER AND RELATED RIGHT OF WITHDRAWAL EXPIRE
AT 5:00 P.M.
CENTRAL STANDARD TIME, ON MARCH 22, 2002, UNLESS THE
OFFER IS EXTENDED

     THIS LETTER OF TRANSMITTAL IS CONSIDERED DELIVERED WHEN RECEIVED BY THE SECRETARY OF A. M. CASTLE & CO. AT 3400 NORTH WOLF ROAD, FRANKLIN PARK, ILLINOIS 60131. THE LETTER OF TRANSMITTAL SHALL BE MANUALLY SIGNED BY THE PARTICIPANT IN THE SPACE PROVIDED ANY OTHER FORM OF REPLY TO THE OFFER WILL NOT CONSTITUTE A VALID DELIVERY OR ACCEPTANCE.

     Pursuant to the terms and subject to the conditions of the Offer to Exchange dated February 28, 2002, and this Letter of Transmittal, I, a current employee of A. M. Castle & Co., (the “Company”), hereby tender the following outstanding options to purchase shares (“Option Shares”) of Common Stock, par value $.01 per share, of the Company that have been granted under the Company’s 2000 Restricted Stock and Stock Option Plan or 1996 Restricted Stock and Stock Option Plan (the “Plan”) and have an exercise price equal to or greater than $12.00.

     TO VALIDLY TENDER SUCH OPTIONS, FILL OUT THE NUMBER OF OPTION SHARES NEXT TO THE OPTIONS TO BE EXCHANGED IN THE TABLE BELOW AND THEN DELIVER THIS LETTER PURSUANT TO THE DIRECTIONS OUTLINED IN THE INSTRUCTION SECTION. BY TRANSMITTING THIS LETTER, COMPLETED AND SIGNED, I AM CONFIRMING MY AGREEMENT TO THE TENDER AND THE NUMBER OF UNEXERCISED OPTION SHARES WITHIN THAT PARTICULAR OPTION.

NAME (“OPTIONEE”):

SS#:

			Unexercised	No. of Options	Number of
Grant Date	Option Type	Option Price	Option Shares	Surrendered	New Options

1.
2.
3.
4.
5.
6.
7.
8.

A. M. CASTLE & CO.:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated February 28, 2002 (this “Offer to Exchange”), my receipt of which I hereby acknowledge, and in this “Letter of Transmittal” which together with the Offer to Exchange, as they may be amended or supplemented from time to time constitute the (“Offer”). I, by manually signing below, hereby tender to A. M. Castle & Co. a Maryland Corporation (the “Company”), the options (the “Options”) to purchase shares (“Option Shares”) of common stock, par value $0.01 per share of the Company (the “Common Stock”) specified in the table above, in exchange for “New Options,” which are new options to purchase a number of shares of Common Stock as follows:

     One (1) share of common stock under the New Option for every two (2) shares of common stock under an Existing Option accepted for exchange with an exercise price equal to or greater than $12.00 per share.

     All New Options will be subject to the terms and conditions of the Option Plans and to a New Option grant between the Company and me.

     Subject to, and effective upon, Castle’s acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended, delayed, terminated, or amended, the terms and conditions of any such extension, delay, termination, or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right title and interest in into all of the Options that I’m tendering hereby. I acknowledge that the Company is advising me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter of Transmittal is an amendment to the Option Grant through which the Options I am tendering hereby are subject.

     I hereby represent and warrant that I have the full power and authority to tender the Options tendered hereby and when and to the extent such Options are accepted for exchange by Castle, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligation relating to the sale or transfer thereof, other than pursuant to the applicable grant document, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

     All authority herein conferred to, or agreed to be conferred to, shall not be effected by and shall survive my death or incapacity and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns except as stated in the Offer, this tender is irrevocable.

     By execution hereof I understand that the tenders of Options pursuant to the procedure described in section 3 of the Offer to Exchange and the instructions to this letter of Transmittal will constitute my acceptance of the terms and conditions of the Offer. The Company’s acceptance for exchanges or Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me. Upon the term and subject to the conditions of the Offer. I acknowledge the New Options that I will receive:

1.	Will not be granted until on or after the first business day that is at least six (6) months and one day after the date when the Options tendered hereby are accepted for exchange and cancelled and will be granted at the fair market value on the date of the grant; and

2.	Will be subject to the terms and conditions set forth in the Option Plan and the new Option Grant, which may exist between the Company and me.

     I also acknowledge that I must be an employee of the Company from the date when my Options are canceled through the date when the New Options are granted and otherwise be eligible under the Option Plans on the date when the New Options are granted in order to receive New Options. I further acknowledge that if I do not remain such an employee, I will not receive any New Options or any other consideration for the

Options that I tender and that are accepted for exchange and canceled pursuant to the Offer. If I die, become disabled, terminate my employment with the Company, with or without cause, or my employment with the Company is terminated, with or without cause, before the date when the New Options are granted, then I will not receive anything for the Options that I tender and that are accepted for exchange pursuant to the Offer. I acknowledge that I will not receive any additional options or New Options until the date that is at least six months and one day after the date when the Options that I tender are accepted for exchange and canceled. I understand that the Company may grant options to its employees during that time period and that I will not be eligible for such option grants.

     I understand that I may tender all or any portion of my Options outstanding under the Option Plan having an exercise price equal to or greater than $12.00 and that I am not required to tender any of such Options in the Offer. By completing this Letter of Transmittal and signing it in the space provided, I have indicated the Options that I am tendering, which represent all or a portion of the Option Shares subject to each such Option. I also understand that all of such Options properly tendered prior to the Expiration Date (as defined in the following sentence) and not validly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the terms and conditions described in Sections 1 and 6 of the Offer to Exchange. The term “Expiration Date” means 5:00 p.m., Central Standard Time, on March 22, 2001, unless and until the Company, in its sole discretion, has extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” refers to the last time and date at which the Offer, as so extended, expires.

     I recognize that upon the occurrence of any of the conditions set forth in Section 6 of the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange.

     THIS OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) OPTION HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF SUCH OFFER OR THE ACCEPTANCE OF ANY TENDER OF OPTIONS WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     All capitalized terms used in this Letter of Transmittal but not defined shall have the meaning ascribed to them in the Offer to Exchange.

     I have read, understand and agree to all of the terms and conditions of the Offer.

Acceptance:

I accept this Letter of Transmittal, the Offer to Exchange and their associated terms and conditions, which have all been made available to me by the Company for my review.

Signature:

Date:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.     Delivery of Letter of Transmittal. A properly completed Letter of Transmittal must be received by the Company on or before the Expiration Date by signing said transmittal letter and mailing it either directly or through inter-office mail to Jerry Aufox at Corporate Headquarters, 3400 North Wolf Road, Franklin Park, IL 60131. SHOULD YOU EXPERIENCE ANY DIFFICULTIES YOU SHOULD CONTACT JERRY AUFOX IMMEDIATELY AT (847) 349-2516

     DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY CASTLE AT THE OFFICE OF THE SECRETARY. ONCE RECEIVED BY CASTLE AT THE OFFICE OF THE SECRETARY (JERRY AUFOX) THE COMPANY WILL SEND YOU VIA E-MAIL AN ACKNOWLEDGMENT THAT WE HAVE RECEIVED YOUR LETTER OF TRANSMITTAL. WE RECOMMEND THAT YOU PRINT OUT THIS ACKNOWLEDGMENT FOR YOUR RECORDS.

     Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by Castle beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. To withdraw tendered Options, Castle must receive from you a Notice of Withdrawal of Tender, or a facsimile thereof, with the required information before the Expiration Date. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer, unless such withdrawn Options are properly re-tendered by you prior to the Expiration Date by following the procedures described above and by delivering a new Letter of Transmittal.

     Castle will not accept any alternative, conditional or contingent tenders. All tendering employees, by signing the Letter of Transmittal, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2.     Tenders. If you intend to tender options pursuant to the Offer, you must complete the option selection at the beginning of this Letter of Transmittal by inserting the number of option shares next to the Options you wish to tender. If you choose to tender an Option, you may tender whole number of Option Shares subject to the Option or any part thereof, and if you only tender a part of the old unexercised option, we would suggest that you tender even numbered amounts of shares so no fractional shares of new options would be issued.

     3.     Signatures on the Letter of Transmittal. The Letter of Transmittal must be originally signed by you. No facsimile or electronic signatures are acceptable. No other forms of replying will constitute acceptance of the terms of this Letter of Transmittal or the Offer of Exchange.

     4.     Request for Assistance or Copies. Any questions or requests for assistance, as well as requests for copies of the Offer to Exchange or this Letter of Transmittal, may be directed to:

A. M. Castle & Co.
3400 Wolf Road
Franklin Park, Illinois 60131
Attn: Jerry Aufox
Telephone (847) 349-2516
Fax: (847) 455-6930
E-Mail: jaufox@amcastle.com

     Copies will be furnished to you promptly at the Company’s expense.

     5.     Irregularities. Any and all questions as to the number of Option Shares subject to Options to be accepted for Exchange, and any questions as to the form of documents and the validity (including eligibility and time of receipt), form and acceptance of any tendered of Options will be determined by the Company in its sole discretion. The Company’s decision and determination shall be final and binding on all interested parties. The Company reserves the right to reject any and all tenders of Option that the Company determines not to be in appropriate form or the acceptance of which is unlawful. The Company also reserves the right to waive any of the conditions of the Offer in any defect or irregularity in any tender with respect to any particular options or any particular option holder, and the Company’s interpretation of the terms of the Offer, (including these instructions) will be final and binding on all persons. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY CASTLE ON OR BEFORE THE EXPIRATION DATE.

     6.     Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.